PRESS RELEASE

OM GROUP REPORTS RESULTS FOR 2011 FOURTH QUARTER AND FULL YEAR

- Acquisition drives strong revenue and earnings growth -
- Company delivers sixth consecutive year of positive cash flow from operations -
- Strategy execution positions the company for long-term profitable growth -

CLEVELAND - February 28, 2012 - OM Group, Inc. (NYSE: OMG) today announced financial results for the fourth quarter and full year ended December 31, 2011.

Driven by the strategic acquisition of VAC and solid organic growth, full year consolidated net sales increased 27 percent in 2011 to $1,514.5 million. Net income was $37.9 million. Excluding special items such as acquisition-related expenses, adjusted income from continuing operations was $120.9 million, or $3.87 per diluted share, compared with $88.2 million, or $2.89 per diluted share, in 2010. Net cash provided by operating activities for the year was $124.8 million.

“In many ways, 2011 was a breakthrough year for OM Group,” said Joseph Scaminace, chairman and chief executive officer. “We continued to grow our business profitably, achieving adjusted EBITDA of $224 million, and delivered our sixth consecutive year of positive cash flow from operations. Through the creation of our Magnetic Technologies platform and our market-driven initiatives, we now have greater opportunity to expand in targeted higher-growth, higher-margin applications for mobile energy storage, electronic devices, renewable energy and transportation. Our acquisition of Rahu Catalytics secured the technology to support our product development pipeline for advanced additives used in coating and composites. And we are working more closely with our customers, using our application expertise to meet their performance requirements and create value.”

In the fourth quarter of 2011, net sales were $438.6 million, an increase of 50 percent compared with the fourth quarter of 2010 due to the VAC acquisition. Net income in the fourth quarter of 2011 was $50.9 million or $1.59 per diluted share. Adjusted income from continuing operations was $23.3 million ($0.73 per diluted share), compared with $22.2 million ($0.72 per diluted share) during the 2010 period. Net cash provided by operating activities in the fourth quarter was $38.3 million, compared with a $35.0 million use of cash in the prior year comparable period.

“During the fourth quarter we felt the impacts of the slowing European economy and disruptions to the electronics industry from the Thailand floods,” said Scaminace. “We expect these performance challenges to begin to moderate in the second quarter of 2012, and will closely manage spending across the company until business conditions improve. At the same time, our strong balance sheet enables us to continue to invest in those initiatives that support our strategy to create long-term shareholder value.”

Presentation of Non-GAAP Financial Information

The Company is including certain non-GAAP financial measures, including adjusted operating profit and adjusted income from continuing operations. The Company believes that the non-GAAP financial measures facilitate a comparative assessment of the Company's operating performance and will enhance investors' understanding of the performance of the Company's operations during 2011 and of the comparability of the 2011 results to the results of the relevant prior period. The non-GAAP financial measures are defined and reconciled to applicable U.S. GAAP measures in this release. The non-GAAP financial information should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

WEBCAST INFORMATION

OM Group has scheduled a conference call and live audio broadcast on the Web for 10 a.m. Eastern time today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management's presentation materials will be available on OMG's website at the time of the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations - Presentations” page of the company's website three hours after the call.

ABOUT OM GROUP, INC.

OM Group, Inc. (NYSE: OMG) develops the innovative materials, systems and technologies necessary to power fast-growing, global applications such as mobile energy storage, electronic devices, renewable energy and automotive systems. With 2011 pro forma net sales of $1.9 billion, OM Group is headquartered in Cleveland, Ohio and operates manufacturing facilities in North America, Europe, Asia and Africa. For more information, visit the company's website at www.omgi.com.

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For more information, contact: Troy Dewar, director, investor relations, at +1-216-263-7765.

FORWARD-LOOKING STATEMENTS

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: risks arising from uncertainty in worldwide economic conditions; extended business interruption at our facilities; fluctuations in the price and uncertainties in the supply of cobalt, rare earth materials and other raw materials; ability to identify or complete additional acquisitions aligned with our strategy; current circumstances and developments regarding the Democratic Republic of Congo; restrictive covenants in our Senior Secured Credit Facility which may affect our ability to operate our business successfully; indebtedness may impair our ability to operate our business successfully; changes in effective tax rates or adverse outcomes resulting from examination of our income tax returns; the majority of our operations are outside the United States, which subjects us to risks that may adversely affect our operating results; level of returns on pension plan assets and changes in the actuarial assumptions; the majority of our cash is generated and held outside the United States; fluctuations in foreign exchange rates; unanticipated costs or liabilities for compliance with stringent environmental regulation; changes in environmental, health and safety regulatory requirements; technological changes in our industry or in our customers' products; ability to adequately protect or enforce our intellectual property rights; disruption of our relationship with key customers or any material adverse change in their businesses; and the risk factors set forth in Part 1, Item 1a of our Annual Report on Form 10-K for the year ended December 31, 2011.

OM Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31, 2011	December 31, 2010
(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$292,146	$400,597
Restricted cash on deposit	92,813	68,096
Accounts receivable, net	212,152	155,465
Inventories	615,018	293,625
Other current assets	97,313	85,342
Total current assets	1,309,442	1,003,125
Property, plant and equipment, net	482,313	256,098
Goodwill	544,471	306,888
Intangible assets, net	433,275	153,390
Other non-current assets	100,222	53,207
Total assets	$2,869,723	$1,772,708

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$13,265	$30,000
Accounts payable	170,466	105,900
Liability related to joint venture partner injunction	92,813	68,096
Other current liabilities	171,980	80,328
Total current liabilities	448,524	284,324
Long-term debt	663,167	90,000
Deferred income taxes	129,945	23,499
Pension liabilities	204,248	58,107
Purchase price of VAC payable to seller	86,513	—
Other non-current liabilities	62,032	40,160
Stockholders’ equity:
Total OM Group, Inc. stockholders’ equity	1,230,793	1,236,784
Noncontrolling interests	44,501	39,834
Total equity	1,275,294	1,276,618
Total liabilities and equity	$2,869,723	$1,772,708

OM Group, Inc. and Subsidiaries
Condensed Statements of Consolidated Income

	Three Months Ended December 31 (Unaudited)		Year Ended December 31
	2011	2010	2011	2010
(In thousands, except per share data)
Net sales	$438,611	$293,128	$1,514,535	$1,196,646
Cost of goods sold	336,410	222,533	1,240,048	911,958
Gross profit	102,201	70,595	274,487	284,688
Selling, general and administrative expenses	86,058	45,000	247,653	162,042
Gain on sale of land	—	—	(9,693)	—
Operating profit	16,143	25,595	36,527	122,646
Other income (expense):
Interest expense	(11,941)	(1,461)	(23,268)	(5,255)
Foreign exchange gain (loss)	3,300	(2,591)	10,564	(10,679)
Other, net	906	172	1,011	603
	(7,735)	(3,880)	(11,693)	(15,331)
Income from continuing operations before income tax expense	8,408	21,715	24,834	107,315
Income tax (expense) benefit	42,293	2,135	17,796	(29,656)
Income from continuing operations, net of tax	50,701	23,850	42,630	77,659
Income (loss) from discontinued operations, net of tax	36	104	(59)	726
Consolidated net income	50,737	23,954	42,571	78,385
Net (income) loss attributable to noncontrolling interests	147	(170)	(4,669)	4,989
Net income attributable to OM Group, Inc. common stockholders	$50,884	$23,784	$37,902	$83,374
Earnings per common share — basic:
Income from continuing operations attributable to OM Group, Inc.
common stockholders	$1.60	$0.78	$1.22	$2.72
Income from discontinued operations attributable to OM Group, Inc.
common stockholders	—	—	—	0.02
Net income attributable to OM Group, Inc. common
stockholders	$1.60	$0.78	$1.22	$2.74
Earnings per common share — assuming dilution:
Income from continuing operations attributable to OM Group, Inc.
common stockholders	$1.59	$0.77	$1.21	$2.70
Income from discontinued operations attributable to OM Group, Inc.
common stockholders	—	0.01	—	0.03
Net income attributable to OM Group, Inc. common
stockholders	$1.59	$0.78	$1.21	$2.73
Weighted average shares outstanding
Basic	31,856	30,481	31,079	30,433
Assuming dilution	31,989	30,653	31,244	30,565
Amounts attributable to OM Group, Inc. common stockholders:
Income from continuing operations, net of tax	$50,848	$23,680	$37,961	$82,648
Income (loss) from discontinued operations, net of tax	36	104	(59)	726
Net income	$50,884	$23,784	$37,902	$83,374

OM Group, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows

	Three Months Ended December 31 (Unaudited)		Year Ended December 31
	2011	2010	2011	2010
(In thousands)
Operating activities
Consolidated net income	$50,737	$23,954	$42,571	$78,385
Adjustments to reconcile consolidated net income to net cash provided by (used for) operating activities:
(Income) loss from discontinued operations	(36)	(104)	59	(726)
Depreciation and amortization	25,408	13,911	72,672	54,097
Deferred income tax benefit	(4,245)	(5,085)	(31,567)	(5,131)
Lower of cost or market inventory charge	(47,910)	—	14,534	—
Gain on sale of land	—	—	(9,693)	—
Allowance on GTL prepaid tax asset	—	—	(6,225)	11,465
Other non-cash items	(2,100)	6,078	(6,118)	20,900
Changes in operating assets and liabilities, excluding the effect of business acquisitions
Accounts receivable	31,569	986	19,391	(21,668)
Inventories	(129)	(9,462)	(1,702)	20,931
Advances to suppliers	540	(4,365)	7,174	(7,136)
Accounts payable	38,203	(69,685)	24,718	(39,558)
Refundable, prepaid and accrued income taxes	(44,710)	(13,880)	(1,345)	1,763
Other, net	(9,034)	22,609	327	13,309
Net cash provided by (used for) operating activities	38,293	(35,043)	124,796	126,631
Investing activities
Expenditures for property, plant and equipment	(30,077)	(10,427)	(56,482)	(26,430)
Proceeds from sale of land	—	—	9,693	—
Cash paid for acquisitions	(55,493)	—	(729,401)	(171,979)
Other, net	(2,976)	(641)	(2,976)	(1,418)
Net cash used for investing activities	(88,546)	(11,068)	(779,166)	(199,827)
Financing activities
Payments of revolving line of credit	—	—	(120,000)	(125,000)
Proceeds from revolving line of credit	—	—	—	245,000
Proceeds from long-term debt	—	—	697,975	—
Debt issuance costs	(893)	—	(30,176)	(2,596)
Other, net	—	227	168	2,913
Net cash provided by (used for) financing activities	(893)	227	547,967	120,317
Effect of exchange rate changes on cash	(3,077)	(255)	(2,048)	(1,854)
Cash and cash equivalents
Increase (decrease) from continuing operations	(54,223)	(46,139)	(108,451)	45,267
Discontinued operations — net cash used for operating activities	—	(20)	—	(53)
Balance at the beginning of the year	346,369	446,756	400,597	355,383
Balance at the end of the year	$292,146	$400,597	$292,146	$400,597

OM Group, Inc. and Subsidiaries
Segment Information

	Three Months Ended December 31 (Unaudited)		Year Ended December 31
(In thousands)	2011	2010	2011	2010
Net Sales
Magnetic Technologies(a)	$169,574	—	$276,147	—
Advanced Materials	142,002	151,953	640,879	620,638
Specialty Chemicals	100,068	109,957	470,022	462,743
Battery Technologies(d)	27,317	31,218	128,814	113,941
Intersegment items	(350)	—	(1,327)	(676)
	$438,611	$293,128	$1,514,535	$1,196,646

Operating profit
Magnetic Technologies(a)(b)	$10,987	—	$(66,914)	—
Advanced Materials	11,438	20,708	81,186	95,633
Specialty Chemicals(c)	5,940	11,597	62,251	59,558
Battery Technologies(d)(e)	(442)	3,087	12,125	5,061
Corporate(f)	(11,780)	(9,797)	(52,121)	(37,606)
	$16,143	$25,595	$36,527	$122,646

(a) Includes activity since the acquisition of VAC on August 2, 2011.
(b) The three months ended December 31, 2011 includes charges of $13.1 million as a result of purchase accounting related to acquired inventory and $2.2 million of severance charges. The year ended December 31, 2011 includes charges of $106.6 million as a result of purchase accounting related to acquired inventory, $2.4 million of acquisition-related fees, and $2.2 million of severance charges.
(c) The year ended December 31, 2011 includes a $9.7 million gain for the sale of land at the Manchester, England manufacturing facility.
(d) Includes activity since the acquisition of EaglePicher on January 29, 2010.
(e) The year ended December 31, 2010 includes charges of $3.2 million as a result of purchase accounting.
(f) The three months ended December 31, 2011 includes $2.6 million of acquisition-related fees. The years ended December 31, 2011 and 2010 include $15.4 million and $2.2 million of acquisition-related fees, respectively.

OM Group, Inc. and Subsidiaries
Unaudited Non-GAAP Financial Measures, Adjusted Operating Profit

2011
(in thousands)	Magnetic Technologies	Advanced Materials	Specialty Chemicals	Battery Technologies	Corporate	Consolidated

Operating profit (loss) - as reported	$(66,914)	$81,186	$62,251	$12,125	$(52,121)	$36,527
Acquisition-related charges	111,200	—	—	—	15,400	126,600
Gain on sale of land	—	—	(9,693)	—	—	(9,693)
Adjusted operating profit	$44,286	$81,186	$52,558	$12,125	$(36,721)	$153,434	(a)

2010
(in thousands)	Magnetic Technologies	Advanced Materials	Specialty Chemicals	Battery Technologies	Corporate	Consolidated

Operating profit (loss) - as reported	—	$95,633	$59,558	$5,061	$(37,606)	$122,646
Acquisition-related charges	—	—	—	3,198	2,200	5,398
Adjusted operating profit	—	$95,633	$59,558	$8,259	$(35,406)	$128,044

(a) Adjusted EBITDA equals adjusted operating profit of $153.4 million plus depreciation and amortization of $70.4 million (which excludes amortization of deferred financing fees).

Non-GAAP Financial Measures:
The Company is providing adjusted operating profit, a non-GAAP financial measure that the Company's management believes is an important metric in evaluating the performance of the Company's business. The table above presents a reconciliation of the Company's U.S. GAAP operating profit (loss) - as reported to adjusted operating profit. The Company believes that the non-GAAP financial measures presented in the table facilitate a comparative assessment of the Company's operating performance and enhance investors' understanding of the performance of the Company's operations. The non-GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

OM Group, Inc. and Subsidiaries
Unaudited Non-GAAP Financial Measures
	2011
	Three Months Ended		Year Ended
	December 31		December 31
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Net income attributable to OM Group, Inc. - as reported	$50,884	$1.59	37,902	$1.21
Less:
Income (loss) from discontinued operations, net of tax	36	—	(59)	—

Income from continuing operations attributable
to OM Group, Inc. - as reported	$50,848	$1.59	$37,961	$1.21

Special items -- income (expense):
Acquisition-related charges, net of tax	(13,394)	(0.42)	(93,620)	(3.00)
Gain on sale of land, net of tax	—	—	8,568	0.27
Adjustment of GTL's prepaid tax allowance (OMG's 55% share)	—	—	3,424	0.11
Other discrete tax items, net	40,927	1.28	(1,327)	(0.04)

Adjusted income from continuing operations attributable to OM Group, Inc	$23,315	$0.73	$120,916	$3.87

Weighted average shares outstanding - diluted		31,989		31,244

	2010
	Three Months Ended		Year Ended
	December 31		December 31
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Net income attributable to OM Group, Inc. - as reported	$23,784	$0.78	$83,374	$2.73
Less:
Income from discontinued operations, net of tax	104	0.01	726	0.03

Income from continuing operations attributable
to OM Group, Inc. - as reported	$23,680	$0.77	$82,648	$2.70
Special items -- income (expense):
Acquisition-related charges, net of tax	—	—	(4,948)	(0.17)
Other discrete tax items, net	1,487	0.05	(618)	(0.02)

Adjusted income from continuing operations attributable to OM Group, Inc	$22,193	$0.72	$88,214	$2.89

Weighted average shares outstanding - diluted		30,653		30,565

Non-GAAP Financial Measures:
The Company is providing adjusted income from continuing operations and diluted EPS, both attributable to OM Group, non-GAAP financial measures that the Company's management believes are important metrics in evaluating the performance of the Company's business. The table above presents a reconciliation of the Company's U.S. GAAP income from continuing operations and diluted EPS - as reported to adjusted income from continuing operations and diluted EPS. The Company believes that the non-GAAP financial measures presented in the table facilitate a comparative assessment of the Company's operating performance and enhance investors' understanding of the performance of the Company's operations. The non-GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.